UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 9, 2018
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On August 9, 2018, Sinclair Broadcast Group, Inc. (the “Company”) received a termination notice (the “Merger Agreement Termination Notice”) from Tribune Media Company (“Tribune”), terminating the Agreement and Plan of Merger entered into on May 8, 2017 between the Company and Tribune (the “Merger Agreement”), which provided for the acquisition by Sinclair of all of the outstanding shares of Tribune Class A common stock and Tribune Class B common stock (the “Merger”). In response, the Company withdrew with prejudice its Federal Communications Commission (“FCC”) application to acquire Tribune and filed an appearance at the FCC, as well as a related motion, to dismiss the pending FCC Hearing Designation Order. A copy of the Company’s press release announcing the receipt of the Merger Agreement Termination Notice is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On August 9, 2018, the Company also received a termination notice from Tribune, terminating the Asset Purchase Agreement entered into on May 8, 2018, by and among the Company, Tribune and Fox Television Stations, LLC (“Fox”), pursuant to which seven television stations would have been sold to Fox in connection with the Merger.

Item 8.01. Other Events.

Termination of Other Divestiture Agreements

In connection with the termination of the Merger Agreement, all of the divestiture agreements entered into in anticipation of the Merger and referenced in Item 8.01 of the Company’s Current Report on Form 8-K dated May 14, 2018 were terminated.

Share Repurchase Program

On August 9, 2018, the Board of Directors of the Company authorized a new share repurchase program which gives the Company the ability to repurchase up to $1 billion of its issued and outstanding Class A common shares. A copy of the Company’s press release announcing the share repurchase program is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Breach of Contract Lawsuit
On August 9, 2018, Tribune filed a complaint in the Court of Chancery of the State of Delaware against the Company. The complaint alleges that the Company breached contractual obligations it owed to Tribune under the Merger Agreement. The complaint seeks unspecified monetary damages, attorney’s fees and costs. The Company believes the allegations in this complaint are without merit and intends to vigorously defend against the allegations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated August 9, 2018
Exhibit 99.2	Press Release dated August 9, 2018

Forward-Looking Statements:

The matters discussed in this communication include forward-looking statements regarding, among other things, a pending lawsuit. When used in this communication, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the timing of shares to be repurchased, the purchase price of shares to be repurchased, the number of shares to be repurchased, the types of transactions through which shares may be repurchased, the impact of changes in national and regional economies, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this communication will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:     /s/ David R. Bochenek

Name:  David R. Bochenek
Title:    Senior Vice President, Chief Accounting Officer and Corporate Controller
Dated: August 9, 2018